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Exhibit 99.1

SallieMae	NEWS RELEASE

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SALLIE MAE LOAN ORIGINATIONS GROW 19 PERCENT IN 2005

Total Managed Portfolio Totals $122.5 Billion; Fee-Based Businesses Grow 22 Percent

        RESTON, Va., Jan. 19, 2006 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported 2005 performance results that include preferred-channel loan originations of $4.6 billion in the fourth quarter and $21.4 billion for the year, increases of 15 percent and 19 percent, respectively, from the year-ago periods. Preferred-channel loans are originated through Sallie Mae's internal or affiliated brands and provide the engine for the company's market leadership in education finance.

        "We delivered on our earnings targets for shareholders in 2005 while facing the phase-out of a significant partnership arrangement, an unprecedented level of loan consolidation activity and an increase in price competition," said Tim Fitzpatrick, CEO. "I am particularly pleased with the growth of our internal brands, the successful launch of our new direct-to-consumer loan and the continued momentum of our fee-based businesses."

        The company's internal lending brands originated $2.2 billion in the fourth-quarter 2005, 48 percent of the period's preferred-channel originations, and $9.1 billion in 2005, or 43 percent of all loans originated through the preferred channel during the year.

        The company originated $1.4 billion in private education loans in the quarter and $6.2 billion for the full year, increases over the year-ago periods of 40 percent and 45 percent, respectively. More than $850 million of the 2005 total came from Tuition Answer, the company's new direct-to-consumer private education loan. Income from the company's fee-based businesses, including guarantor servicing and debt management activity, increased 15 percent in the fourth-quarter 2005 and 22 percent in the full year, as compared to the year-ago periods.

        At Dec. 31, 2005, the company's managed student loan portfolio was $122.5 billion, a 14-percent increase from $107.4 billion at Dec. 31, 2004.

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core earnings" performance measures. The company's equity investors, credit rating agencies and debt capital providers use these "core earnings" measures to monitor the company's business performance. A description of the "core earnings" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Sallie Mae reported fourth-quarter 2005 GAAP net income of $431 million, or $.96 per diluted share, compared to $650 million, or $1.40 per diluted share, in the year-ago period. For the year ended Dec. 31, 2005, GAAP net income was $1.4 billion, or $3.05 per diluted share, compared to $1.9 billion, or $4.04 per diluted share, in 2004. Included in the year-ago, fourth-quarter figures is a $(76) million after-tax charge, or $(.17) per diluted share, which was taken to defease the company's government-sponsored enterprise (GSE) debt.

        "Core earnings" net income for the 2005 fourth quarter was $284 million, or $.63 per diluted share, compared to the year-ago quarter's $180 million, or $.39 per diluted share. For the full year 2005, "core earnings" net income was $1.1 billion, or $2.51 per diluted share, compared to $867 million, or $1.84 per diluted share, in 2004. Current quarter "core earnings" results included an after-tax charge of $(12) million, or $(.03) per diluted share, to establish a new loan loss reserve for guaranteed loan claim filings in anticipation of passage of related legislation. Year-ago quarter results included an after-tax charge of $(76) million, or $(.17) per diluted share, to defease the company's GSE debt. Exclusive of these items, fourth-quarter 2005 "core earnings" would have been $296 million, or $.66 per diluted share, compared to fourth-quarter 2004 "core earnings" of $256 million, or $.56 per diluted share.

        "Core earnings" net interest income was $566 million in the fourth-quarter 2005 and $2.1 billion for the year, a 17-percent increase over 2004. "Core earnings" non-interest income, which includes fees earned from guarantor servicing and debt management activity, collection revenue and other servicing fees, was $234 million in the 2005 fourth-quarter and grew 22 percent during the year to total $878 million for 2005. "Core earnings" operating expenses were $279 million for the fourth-quarter 2005 and $1.1 billion for 2005.

        Total equity for the company at Dec. 31, 2005, was $3.8 billion, up from the year-ago total of $3.1 billion. Tangible capital was 1.9 percent of managed assets at Dec. 31, 2005, compared to 1.6 percent as of Dec. 31, 2004.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, Jan. 19, 2006, starting at 11:45 a.m. EST: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Jan. 19, at 3:30 p.m. EST and concluding at 11:59 p.m. EST on Thursday, Jan. 26. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 3924281. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Forward Looking Statements:

        This press release contains "forward-looking statements" including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

        SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's No. 1 paying-for-college company, managing nearly $123 billion in student loans for 9 million borrowers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated all ties to the federal government in 2004. The company remains the country's largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

SLM CORPORATION

Supplemental Earnings Disclosure

December 31, 2005

Dollars in millions, except earnings per share)

	Quarters ended			Years ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS—(GAAP Basis)
Net income	$431	$431	$650	$1,382	$1,913
Diluted earnings per common share(1)	$.96	$.95	$1.40	$3.05	$4.04
Return on assets	1.88%	2.01%	3.52%	1.68%	2.80%
NON-GAAP INFORMATION(2)
"Core earnings" net income	$284	$312	$180	$1,131	$867
"Core earnings" diluted earnings per common share(1)	$.63	$.69	$.39	$2.51	$1.84
"Core earnings" return on assets	.84%	.94%	.60%	.89%	.78%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$82,914	$77,541	$61,284	$74,724	$55,885
Average off-balance sheet student loans	38,497	40,742	42,852	41,220	40,558

Average Managed student loans	$121,411	$118,283	$104,136	$115,944	$96,443

Ending on-balance sheet student loans, net	$82,604	$81,626	$65,981
Ending off-balance sheet student loans, net	39,925	39,008	41,457

Ending Managed student loans, net	$122,529	$120,634	$107,438

Ending Managed FFELP Stafford and Other Student Loans, net	$40,658	$43,082	$46,790
Ending Managed Consolidation Loans, net	65,434	62,161	49,166
Ending Managed Private Education Loans, net	16,437	15,391	11,482

Ending Managed student loans, net	$122,529	$120,634	$107,438

(1)
In December 2004, the Company adopted the Emerging Issues Task Force ("EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," which requires the shares underlying contingently convertible debt instruments ("Co-Cos") to be included in diluted earnings per share computations regardless of whether the market price trigger or the conversion price has been met, using the "if-converted" accounting method. Diluted earnings per common share amounts disclosed prior to December 2004 have been retroactively restated to give effect to the application of EITF No. 04-8 as it relates to the Company's $2 billion in Co-Cos issued in May 2003. The effect of the adoption of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended			Years ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Impact on GAAP diluted earnings per common share due to the implementation of EITF No. 04-8	$(.03)	$(.04)	$(.08)	$(.11)	$(.23)
Impact on "core earnings" diluted earnings per common share due to the implementation of EITF No. 04-8	$(.02)	$(.02)	$(.02)	$(.07)	$(.08)
(2)
See explanation of non-GAAP performance measures under "Reconciliation of "Core Earnings' Net Income to GAAP Net Income."

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31, 2005	September 30, 2005	December 31, 2004
	(unaudited)	(unaudited)
Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $6,311; $0; and $0, respectively)	$19,988,116	$22,353,605	$18,965,634
Consolidation Loans (net of allowance for losses of $8,639; $5,627; and $7,778, respectively)	54,858,676	51,193,725	41,595,805
Private Education Loans (net of allowance for losses of $204,112; $193,332; and $171,886, respectively)	7,756,770	8,078,650	5,419,611
Other loans (net of allowance for losses of $15,380; $13,563; and $11,148, respectively)	1,137,987	1,094,464	1,047,745
Cash and investments	4,867,654	3,773,014	6,974,310
Restricted cash and investments	3,300,102	2,706,925	2,211,643
Retained Interest in off-balance sheet securitized loans	2,406,222	2,330,390	2,316,388
Goodwill and acquired intangible assets, net	1,105,104	1,063,916	1,066,142
Other assets	3,918,053	3,725,670	4,496,248

Total assets	$99,338,684	$96,320,359	$84,093,526

Liabilities
Short-term borrowings	$3,809,655	$4,652,334	$2,207,095
Long-term borrowings	88,119,090	84,499,739	75,914,573
Other liabilities	3,609,332	3,330,763	2,797,921

Total liabilities	95,538,077	92,482,836	80,919,589

Commitments and contingencies
Minority interest in subsidiaries	9,182	13,725	71,633
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 0 shares, respectively, issued at stated value of $100 per share	565,000	565,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 426,484; 488,525; and 483,266 shares, respectively, issued	85,297	97,705	96,654
Additional paid-in capital	2,233,647	2,107,961	1,905,460
Accumulated other comprehensive income, net of tax	367,910	407,768	440,672
Retained earnings	1,111,743	3,195,034	2,521,740

Stockholders' equity before treasury stock	4,363,597	6,373,468	5,129,526
Common stock held in treasury at cost: 13,347; 69,927; and 59,634 shares, respectively	572,172	2,549,670	2,027,222

Total stockholders' equity	3,791,425	3,823,798	3,102,304

Total liabilities and stockholders' equity	$99,338,684	$96,320,359	$84,093,526

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$315,164	$270,444	$175,497	$1,014,851	$725,619
Consolidation Loans	760,338	676,820	432,160	2,500,008	1,364,777
Private Education Loans	203,992	173,467	98,946	633,884	335,451
Other loans	22,851	21,614	19,575	84,664	74,289
Cash and investments	89,921	70,541	75,094	276,756	232,859

Total interest income	1,392,266	1,212,886	801,272	4,510,163	2,732,995
Interest expense	1,002,133	828,122	469,238	3,058,718	1,433,696

Net interest income	390,133	384,764	332,034	1,451,445	1,299,299
Less: provisions for losses	65,318	12,217	31,974	203,006	111,066

Net interest income after provisions for losses	324,815	372,547	300,060	1,248,439	1,188,233

Other income:
Gains on student loan securitizations	240,651	—	—	552,546	375,384
Servicing and securitization revenue	80,032	(16,194)	141,637	356,730	560,971
Losses on investments, net	(6,979)	(43,030)	(12,114)	(63,955)	(49,358)
Gains (losses) on derivative and hedging activities, net	70,270	316,469	506,637	246,548	849,041
Guarantor servicing fees	21,555	35,696	28,522	115,477	119,934
Debt management fees	98,839	92,727	76,399	359,907	300,071
Collections revenue	48,304	41,772	33,523	166,840	38,687
Other	67,072	74,174	67,241	273,259	289,802

Total other income	619,744	501,614	841,845	2,007,352	2,484,532
Operating expenses:
Loss on GSE debt extinguishment and defeasance	—	—	117,858	—	220,848
Other operating expenses	296,663	291,961	269,232	1,138,328	894,932

Total operating expenses	296,663	291,961	387,090	1,138,328	1,115,780

Income before income taxes and minority interest in net earnings of subsidiaries	647,896	582,200	754,815	2,117,463	2,556,985
Income taxes	215,907	149,821	103,488	728,767	642,689

Income before minority interest in net earnings of subsidiaries	431,989	432,379	651,327	1,388,696	1,914,296
Minority interest in net earnings of subsidiaries	954	1,029	1,026	6,412	1,026

Net income	431,035	431,350	650,301	1,382,284	1,913,270
Preferred stock dividends	7,832	7,288	2,876	21,903	11,501

Net income attributable to common stock	$423,203	$424,062	$647,425	$1,360,381	$1,901,769

Basic earnings per common share	$1.02	$1.02	$1.52	$3.25	$4.36

Average common shares outstanding	415,907	417,235	426,316	418,374	436,133

Diluted earnings per common share	$.96	$.95	$1.40	$3.05	$4.04

Average common and common equivalent shares outstanding	457,406	458,798	468,232	460,260	475,787

Dividends per common share	$.22	$.22	$.19	$.85	$.74

SLM CORPORATION

Segment and Non-GAAP "Core Earnings"

Consolidated Statements of Income

(In thousands)

	Quarter ended December 31, 2005
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$619,987	$—	$—	$619,987	$(304,823)	$315,164
Consolidation Loans	934,096	—	—	934,096	(173,758)	760,338
Private Education Loans	373,801	—	—	373,801	(169,809)	203,992
Other loans	22,851	—	—	22,851	—	22,851
Cash and investments	128,982	—	—	128,982	(39,061)	89,921

Total interest income	2,079,717	—	—	2,079,717	(687,451)	1,392,266
Total interest expense	1,513,838	—	—	1,513,838	(511,705)	1,002,133

Net interest income	565,879	—	—	565,879	(175,746)	390,133
Less: provisions for losses	69,236	—	—	69,236	(3,918)	65,318

Net interest income after provisions for losses	496,643	—	—	496,643	(171,828)	324,815
Fee income	—	98,839	21,555	120,394	—	120,394
Collections revenue	—	48,112	—	48,112	192	48,304
Other income	37,696	—	28,355	66,051	384,995	451,046
Operating expenses	121,384	82,511	74,698	278,593	18,070	296,663
Income tax expense (benefit)(1)	152,793	23,844	(9,172)	167,465	48,442	215,907
Minority interest in net earnings of subsidiaries	—	954	—	954	—	954

Net income (loss)	$260,162	$39,642	$(15,616)	$284,188	$146,847	$431,035

	Quarter ended September 30, 2005
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$585,984	$—	$—	$585,984	$(315,540)	$270,444
Consolidation Loans	832,893	—	—	832,893	(156,073)	676,820
Private Education Loans	312,184	—	—	312,184	(138,717)	173,467
Other loans	21,614	—	—	21,614	—	21,614
Cash and investments	113,713	—	—	113,713	(43,172)	70,541

Total interest income	1,866,388	—	—	1,866,388	(653,502)	1,212,886
Total interest expense	1,306,777	—	—	1,306,777	(478,655)	828,122

Net interest income	559,611	—	—	559,611	(174,847)	384,764
Less: provisions for losses	(180)	—	—	(180)	12,397	12,217

Net interest income after provisions for losses	559,791	—	—	559,791	(187,244)	372,547
Fee income	—	92,727	35,696	128,423	—	128,423
Collections revenue	—	41,772	—	41,772	—	41,772
Other income	106	(66)	36,859	36,899	294,520	331,419
Operating expenses	117,186	71,086	82,321	270,593	21,368	291,961
Income tax expense (benefit)(1)	163,803	23,439	(3,614)	183,628	(33,807)	149,821
Minority interest in net earnings of subsidiaries	—	1,029	—	1,029	—	1,029

Net income (loss)	$278,908	$38,879	$(6,152)	$311,635	$119,715	$431,350

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended December 31, 2004
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$476,587	$—	$—	$476,587	$(301,090)	$175,497
Consolidation Loans	488,501	—	—	488,501	(56,341)	432,160
Private Education Loans	186,964	—	—	186,964	(88,018)	98,946
Other loans	19,575	—	—	19,575	—	19,575
Cash and investments	90,222	—	—	90,222	(15,128)	75,094

Total interest income	1,261,849	—	—	1,261,849	(460,577)	801,272
Total interest expense	784,126	—	—	784,126	(314,888)	469,238

Net interest income	477,723	—	—	477,723	(145,689)	332,034
Less: provisions for losses	36,126	—	—	36,126	(4,152)	31,974

Net interest income after provisions for losses	441,597	—	—	441,597	(141,537)	300,060
Fee income	—	76,399	28,522	104,921	—	104,921
Collections revenue	—	33,523	—	33,523	—	33,523
Other income	36,452	33	30,580	67,065	636,336	703,401
Loss on GSE debt extinguishment and defeasance	117,684	—	—	117,684	174	117,858
Operating expenses	109,783	60,364	84,833	254,980	14,252	269,232
Income tax expense (benefit)(1)	84,866	17,133	(8,891)	93,108	10,380	103,488
Minority interest in net earnings of subsidiaries	98	876	—	974	52	1,026

Net income (loss)	$165,618	$31,582	$(16,840)	$180,360	$469,941	$650,301

	Year ended December 31, 2005
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$2,298,256	$—	$—	$2,298,256	$(1,283,405)	$1,014,851
Consolidation Loans	3,014,383	—	—	3,014,383	(514,375)	2,500,008
Private Education Loans	1,160,239	—	—	1,160,239	(526,355)	633,884
Other loans	84,664	—	—	84,664	—	84,664
Cash and investments	400,347	—	—	400,347	(123,591)	276,756

Total interest income	6,957,889	—	—	6,957,889	(2,447,726)	4,510,163
Total interest expense	4,822,445	—	—	4,822,445	(1,763,727)	3,058,718

Net interest income	2,135,444	—	—	2,135,444	(683,999)	1,451,445
Less: provisions for losses	138,203	—	—	138,203	64,803	203,006

Net interest income after provisions for losses	1,997,241	—	—	1,997,241	(748,802)	1,248,439
Fee income	—	359,907	115,477	475,384	—	475,384
Collections revenue	—	166,648	—	166,648	192	166,840
Other income	109,699	—	126,088	235,787	1,129,341	1,365,128
Operating expenses	478,850	283,111	307,924	1,069,885	68,443	1,138,328
Income tax expense (benefit)(1)	602,392	90,076	(24,553)	667,915	60,852	728,767
Minority interest in net earnings of subsidiaries	1,749	4,403	—	6,152	260	6,412

Net income (loss)	$1,023,949	$148,965	$(41,806)	$1,131,108	$251,176	$1,382,284

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Year ended December 31, 2004
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$1,715,397	$—	$—	$1,715,397	$(989,778)	$725,619
Consolidation Loans	1,472,911	—	—	1,472,911	(108,134)	1,364,777
Private Education Loans	612,682	—	—	612,682	(277,231)	335,451
Other loans	74,289	—	—	74,289	—	74,289
Cash and investments	266,607	—	—	266,607	(33,748)	232,859

Total interest income	4,141,886	—	—	4,141,886	(1,408,891)	2,732,995
Total interest expense	2,319,965	—	—	2,319,965	(886,269)	1,433,696

Net interest income	1,821,921	—	—	1,821,921	(522,622)	1,299,299
Less: provisions for losses	114,441	—	—	114,441	(3,375)	111,066

Net interest income after provisions for losses	1,707,480	—	—	1,707,480	(519,247)	1,188,233
Fee income	—	300,071	119,934	420,005	—	420,005
Collections revenue	—	38,687	—	38,687	—	38,687
Other income	130,796	33	130,469	261,298	1,764,542	2,025,840
Loss on GSE debt extinguishment and defeasance	220,674	—	—	220,674	174	220,848
Operating expenses	408,502	159,898	291,004	859,404	35,528	894,932
Income tax expense (benefit)(1)	430,099	63,737	(14,466)	479,370	163,319	642,689
Minority interest in net earnings of subsidiaries	98	876	—	974	52	1,026

Net income (loss)	$778,903	$114,280	$(26,135)	$867,048	$1,046,222	$1,913,270

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of "Core Earnings" Net Income to GAAP Net Income

(In thousands)

	Quarters ended			Years ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
"Core earnings" net income(A)	$284,188	$311,635	$180,360	$1,131,108	$867,048
"Core earnings" adjustments:
Net impact of securitization accounting	117,520	(252,748)	(131,886)	(60,069)	(150,970)
Net impact of derivative accounting	149,755	409,082	661,275	637,460	1,552,700
Net impact of Floor Income	(56,108)	(54,318)	(34,672)	(203,943)	(156,203)
Amortization of acquired intangibles	(15,878)	(16,108)	(14,344)	(61,160)	(35,934)

Total "core earnings" adjustments before income taxes and minority interest in net earnings of subsidiaries	195,289	85,908	480,373	312,288	1,209,593
Net tax effect(B)	(48,442)	33,807	(10,380)	(60,852)	(163,319)

Total "core earnings" adjustments before minority interest in net earnings of subsidiaries	146,847	119,715	469,993	251,436	1,046,274
Minority interest in net earnings of subsidiaries	—	—	(52)	(260)	(52)

Total "core earnings" adjustments	146,847	119,715	469,941	251,176	1,046,222

GAAP net income	$431,035	$431,350	$650,301	$1,382,284	$1,913,270

GAAP diluted earnings per common share	$.96	$.95	$1.40	$3.05	$4.04

(A) "Core earnings" diluted earnings per common share	$.63	$.69	$.39	$2.51	$1.84

(B)
Such tax effect is based upon the Company's "core earnings" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

Non-GAAP "Core Earnings"

        In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), we prepare financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management evaluates the Company's business segments under certain non-GAAP performance measures that we refer to as "core earnings" for each business segment, and we refer to this information in our presentations with credit rating agencies and lenders. While "core earnings" are not a substitute for reported results under GAAP, we rely on "core earnings" in operating each business segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        Our "core earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "core earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "core earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. A more detailed discussion of the limitations of "core earnings" followed by a more detailed discussion of differences between GAAP and "core earnings" follows.

Limitations of "Core Earnings"

        While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that "core earnings" are an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, "core earnings" are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, the Company's "core earnings" presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company's performance with that of other financial services companies based upon "core earnings." "Core earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company's board of directors, rating agencies and lenders to assess performance.

        Other limitations arise from the specific adjustments that management makes to GAAP results to derive "core earnings" results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," on derivatives that do not qualify for hedge treatment accounting, as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation on this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our "core earnings" results exclude certain Floor Income, which is real cash income, from our reported results and therefore may in certain periods understate earnings. Management's financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between "Core Earnings" and GAAP

        "Core earnings" reflect only current period adjustments to GAAP as described in the more detailed discussion of the differences between GAAP and "core earnings" that follows, which includes further detail on each specific adjustment required to reconcile our "core earnings" segment presentation to our GAAP earnings.

1)
Securitization Accounting: Under GAAP, certain securitization transactions in our Lending segment are accounted for as sales of assets. Under the "core earnings" for the Lending segment, we present all securitization transactions on a Managed Basis as long-term non-recourse financings.

  The upfront "gains" on sale from securitization transactions as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from the "core earnings" and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from "core earnings" as they are considered intercompany transactions on a Managed Basis.

2)
Derivative Accounting: "Core earnings" exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for "hedge treatment" under GAAP. Under "core earnings," we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. "Core earnings" also exclude the gain or loss on equity forward contracts that under SFAS No. 133 are required to be accounted for as derivatives and marked-to-market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned in our Lending segment is uncertain and in excess of expected spreads and, therefore, we exclude such income from our "core earnings" when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in "Derivative Accounting," these derivatives do not qualify as effective accounting hedges and therefore under GAAP are marked-to-market through the "gains (losses) on derivative and hedging activities, net" line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For "core earnings" under the Lending segment, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude the amortization of acquired intangibles.

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SALLIE MAE LOAN ORIGINATIONS GROW 19 PERCENT IN 2005
Total Managed Portfolio Totals $122.5 Billion; Fee-Based Businesses Grow 22 Percent
SLM CORPORATION Supplemental Earnings Disclosure December 31, 2005 Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Segment and Non-GAAP "Core Earnings" Consolidated Statements of Income (In thousands)
SLM CORPORATION Reconciliation of "Core Earnings" Net Income to GAAP Net Income (In thousands)